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              [LETTERHEAD OF DOW, LOHNES & ALBERTSON, PLLC APPEARS HERE]

                                                                     Exhibit 5.1





                                    July 17, 1998



Falcon Holding Group, L.P.
Falcon Funding Corporation
10900 Wilshire Boulevard
15th Floor
Los Angeles, California  90024

     Re:  Falcon Holding Group, L.P.
          Falcon Funding Corporation
          Registration Statement on Form S-4
          (Registration No. 333-55755)

Ladies and Gentlemen:

     We refer to the above-referenced Registration Statement (the "Registration Statement") on Form S-4, filed on June 1, 1998, by Falcon Holding Group, L.P. ("FHGLP") and Falcon Funding Corporation ("FFC" and, together with FHGLP, the "Issuers"), with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the Issuers' 8.375% Series B Senior Debentures due 2010 (the "Senior Exchange Debentures") and 9.285% Series B Senior Discount Debentures due 2010 (the "Senior Discount Exchange Debentures" and collectively with the Senior Exchange Debentures, the "Exchange Debentures"), to be offered in exchange (the "Exchange Offer") for the Issuers' outstanding 8.375% Series A Senior Debentures due 2010 (the "Old Senior Debentures") and 9.285% Series A Senior Discount Debentures due 2010 (the "Old Senior Discount Debentures" and collectively with the Old Senior Debentures, the "Old Debentures"). The Old Debentures were issued under, and the Exchange Debentures are to be issued under, an Indenture, dated as of April 3, 1998, among FHGLP, FFC and United States Trust Company of New York, as Trustee (the "Indenture").

     In connection with the foregoing registration, we have acted as special counsel for the Issuers, and have examined originals or copies of (i) the Third Amended and Restated Agreement of Limited Partnership and Certificate of Limited Partnership of FHGLP in effect as of the date hereof, (ii) the Articles of Incorporation and Bylaws of FFC in effect as of the date hereof, (iii) the Indenture, (iv) the Registration Rights Agreement, dated as of April 3, 1998 (the "Registration Rights Agreement"), by and among the Issuers, Morgan Stanley & Co. Incorporated, Lazard Freres & Co. LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancAmerica Robertson Stephens, BancBoston Securities Inc., CIBC Oppenheimer, NationsBanc Montgomery Securities LLC and TD Securities (USA) Inc., as the Placement Agents for the initial offering of the Old Debentures, and (v) the Registration Statement. We have also examined all such records of the Issuers and all such agreements, certificates of public officials, certificates of officers or representatives of the Issuers and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to use as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts relevant to the

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opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Issuers and others (all of which we assume to be true, complete and accurate in all respects).

     We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

     Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that the Exchange Debentures have been duly authorized and when executed by the proper officers of the Issuers, duly authenticated by the Trustee, and issued by the Issuers in accordance with the provisions of the Indenture, against surrender and cancellation of a like aggregate principal amount of Old Debentures pursuant to the Exchange Offer as contemplated in the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and the discretion of the court before which any proceeding therefor may be brought (whether such proceeding is at law or in equity or in a bankruptcy proceeding) or limited by other equitable principles of general applicability, and (c) the waiver as to usury, stay or extension laws may be unenforceable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to this firm under the caption "Legal Matters" contained in this prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        Dow, Lohnes & Albertson, PLLC


                                        By:  /s/ Edward J. O'Connell
                                             ---------------------------
                                             Edward J. O'Connell
                                             Member